236103

North Dakota Business of Farming Coroporation             Filing No. 9355800
SUBMIT DUPLICATE ORIGINALS                                          ----------


                          ARTICLES OF INCORPORATION

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE 1. The name of said corporation shall be: R. Lang Construction, Inc.
                                                -------------------------------
                                           (Shall contain the word"corporation",
                                            "company","incorporated".)

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or "limited", or an abbreviation of one of such words, but that word or abbreviation may not immediately presuaded by the word "and" or the character"&".)


ARTICLE 2. The period of its duration is prepetual, OR  perpetual
                                                      -------------------------

ARTICLE 3. The purpose for which the corporation is organized are general business purposes, OR  General Business purposes
                                  -------------------------

ARTICLE 4. The aggregate number of shares which the corporation shall have authority to issue is:

           50,000 shares, common ($1.00) one dollar par
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(If shares consist of one class only, insert statement of par value of shares, or that all are without par value. If shares are divided into classes,

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insert number of shares of each class.)


ARTICLE 5. The address of the initial registered office of the corporation is:

           3017 Ontario Lane, Bismark, ND 58501
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and the name of its initial registered agent as such address is:

           Ross K. Lang
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ARTICLE 6. Other provisions by which this corporation shall be governed:

            By-Laws
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


ARTICLE 7. The name and address of each incorporator is:


                  Name                       Street Address     City      State

         Ross K. Lang                        3017 Ontario Lane, Bismarck    ND
---------------------------------------      -----------------------------------
         Bonnie L. Lang                      3017 Ontario Lane, Bismarck    ND
---------------------------------------      -----------------------------------

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---------------------------------------      -----------------------------------

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I (We), the above named incorporator(s), have read the foregoing Articles of
Incorporation, Know the contents thereof, and verily believe the statements made therin to be true.

Dated   Jan. 13, 1993

/s/ Ross Lang
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/s/ Bonnie Lang
---------------------------------------      -----------------------------------

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---------------------------------------      -----------------------------------

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Office Use Only                               Fees:

Certificate No.                               Filing articles and issuing
              -------------------------       certificate               $30.00
Filed         1-14, 1993                      License fees:
     ----------------------------------           $50,000.00 or less    $50.00
 unintelligible         By      SR                $10,000.00 of its authorized
---------------------- ---------------            shares or fraction thereof in
                                                  excess of $50,000.00
Reciept No.----------------------------
                                               (License fees are computed by
Filed by:------------------------------        multiplying the number of
                                               authorized shares by the par
                                               value, or if shares are without
                                               par value, by $.10 per value.)

236103

                STATEMENT OF CONSENT TO SERVE AS REGISTERED AGENT

To the secretary of state
State of North Dakota                                           File No. 9355800

To be filed by Domestic and foreign Corporations.
File duplicate originals-(Two copies, both bearing original signatures.) Filing fee- $10.00

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Complete this section if the registered agent is an individual.

I, Ross K. Lang, hereby accept the appointment to serve in capacity of registered agent for the corporation known as R. Lang Construction, Inc.
                                             -----------------------------------

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      Jan. 13, 1993                            Ross Lang
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Complete this section if the reglatered agent is a corporation.


I,                                , being the                                of
 ---------------------------------           --------------------------------

----------------------------------------------------,hereby accept on behalf of

------------------------------------------------,the appointment to serve in the capacity of registered agent for the corporation known as
                                                          ----------------------

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                              (Exact corporate name)
                          19
-------------------------,  ----            ------------------------------------
 (Month, Day,& Year)
                                          By
                                            ------------------------------------

                                            ------------------------------------
                                                          (Title)

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Filing Date,       1-14, 1993        Filed By: SR
------------------------------                -----
/s/ unintelligable      By   SR
---------------------     -------
SECRETARY OF STATE

Receipt No.
           --------------------
SFN 7974